EXHIBIT 4.11


EXECUTION COPY                                                     ALLEN & OVERY


                     ALLEN & OVERY LLP

                     EIGHTH ISSUER POST-ENFORCEMENT CALL OPTION AGREEMENT

                     PERMANENT FINANCING (NO. 8) PLC
                     as Eighth Issuer

                     and

                     PERMANENT PECOH LIMITED
                     as Post-Enforcement Call Option Holder

                     and

                     THE BANK OF NEW YORK
                     as Security Trustee and Note Trustee

                     22nd June, 2005


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                                    CONTENTS

CLAUSE                                                                     PAGE

1.       Interpretation.......................................................1
2.       Option...............................................................1
3.       Consideration........................................................2
4.       Acknowledgement......................................................2
5.       Notices..............................................................2
6.       Exclusion of Third Party Rights......................................3
7.       Counterparts.........................................................3
8.       Governing Law........................................................3
9.       Submission to Jurisdiction...........................................3


Signatories...................................................................4





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THIS EIGHTH ISSUER POST-ENFORCEMENT CALL OPTION AGREEMENT is made on 22nd June,
2005

BETWEEN:

(1) PERMANENT FINANCING (NO. 8) PLC (registered number 5434519), a public limited company incorporated under the laws of England and Wales whose registered office is at 35 Great St. Helen's, London EC3A 6AP (the EIGHTH ISSUER);

(2) PERMANENT PECOH LIMITED (registered number 4267666), a private limited company incorporated under the laws of England and Wales whose registered office is at 35 Great St. Helen's, London EC3A 6AP (the POST-ENFORCEMENT CALL OPTION HOLDER);

(3) THE BANK OF NEW YORK, a New York banking corporation whose London branch office is at 48th Floor, One Canada Square, London E14 5AL (acting in its capacity as SECURITY TRUSTEE); and

(4) THE BANK OF NEW YORK, a New York banking corporation whose London branch office is at 48th Floor, One Canada Square, London E14 5AL (acting in its capacity as NOTE TRUSTEE).

IT IS HEREBY AGREED AS FOLLOWS:

1.       INTERPRETATION

         The amended and restated master definitions and construction schedule signed by, amongst others, the parties to this Agreement and dated 22nd June, 2005 (as the same may be amended, varied or supplemented from time to time with the consent of the parties to this Agreement) (the MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) and the eighth issuer master definitions and construction schedule, signed for the purposes of identification by Allen & Overy LLP and Sidley Austin Brown & Wood on 22nd June, 2005 (as the same may be amended, varied or supplemented from time to time with the consent of the parties to this Agreement) (the EIGHTH ISSUER MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) are expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Master Definitions and Construction Schedule and the Eighth Issuer Master Definitions and Construction Schedule (as so amended, varied or supplemented from time to time) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement and this Agreement shall be construed in accordance with the interpretation provisions set out in CLAUSE 2 of the Master Definitions and Construction Schedule and the Eighth Issuer Master Definitions and Construction Schedule.

2.       OPTION

2.1 In the event that the Eighth Issuer Security is enforced and, after payment of all other claims ranking in priority to the Class B Eighth Issuer Notes or the Class C Eighth Issuer Notes (as the case may be) under the Eighth Issuer Deed of Charge, the remaining proceeds of such enforcement are insufficient to pay in full all principal and interest and other amounts whatsoever due in respect of the Class B Eighth Issuer Notes or the Class C Eighth Issuer Notes (as the case may be) and all other claims ranking pari passu therewith, then the Class B Eighth Issuer Noteholders or the Class C Eighth Issuer Noteholders (as the case may be) shall, upon the Eighth Issuer Security having been enforced and realised to the maximum possible extent as certified by the Security Trustee, be forthwith entitled to their respective shares of such remaining proceeds (as determined in accordance with the provisions of the Eighth Issuer Deed of Charge) and the date upon which payment to each Class B Eighth Issuer Noteholder or Class C Eighth Issuer Noteholder (as the case may be) is made shall be called the OPTION EXERCISE DATE.

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2.2      The Note Trustee hereby grants, and the Eighth Issuer hereby acknowledges, an option (the OPTION), under which the Note Trustee has no personal liability, exercisable by the Post-Enforcement Call Option Holder (or by any designated subsidiary of the Post-Enforcement Call Option Holder, to be designated by notice from the Post-Enforcement Call Option Holder to the Note Trustee and the Security Trustee at the discretion of the Post-Enforcement Call Option Holder (the DESIGNATED SUBSIDIARY)) permitting the Post-Enforcement Call Option Holder (or any Designated Subsidiary) to acquire at any time on or after the Option Exercise Date all (but not some only) of the Relevant Eighth Issuer Notes (as defined below) outstanding as at the Option Exercise Date, together with accrued interest thereon (RELEVANT EIGHTH ISSUER NOTES being for the purposes of this Agreement, all the Class B EIGHTH Issuer Notes and all the Class C Eighth Issuer Notes).

2.3 The Option shall be exercised by the Post-Enforcement Call Option Holder (or the Designated Subsidiary) by notice from the Post-Enforcement Call Option Holder (or the Designated Subsidiary) to the Note Trustee, the Security Trustee and the Eighth Issuer Noteholders in accordance with Condition 15.

2.4 The Post-Enforcement Call Option Holder (or the Designated Subsidiary) hereby undertakes the Eighth Issuer that following the exercise of the Option it will not release the debt, or write down the debt created by the Option.

3.       CONSIDERATION

         The Post-Enforcement Call Option Holder (or the Designated Subsidiary) shall pay to the Eighth Issuer Noteholders in respect of the exercise of the Option, the sum of one pence sterling, one euro cent or one dollar cent (as appropriate) in respect of each series of Class B Eighth Issuer Notes and each series of Class C Eighth Issuer Notes then outstanding.

4.       ACKNOWLEDGEMENT

         Each of the Security Trustee and Note Trustee acknowledges that the Class B Eighth Issuer Notes and the Class C Eighth Issuer Notes are to be issued subject to the Option and the Note Trustee hereby grants the Option but does so entirely without warranty, responsibility or liability as to its effectiveness or otherwise on the part of the Note Trustee to the Eighth Issuer Noteholders or any other person. In accordance with the Conditions, each of the relevant Eighth Issuer Noteholders, by subscribing for or purchasing the Class B Eighth Issuer Notes or the Class C Eighth Issuer Notes (as the case may be), shall, upon subscription or purchase, be deemed to have agreed to be bound by and, to the extent necessary, to have ratified the granting of the Option.

5.       NOTICES

         Save as otherwise provided herein, any notices to be given pursuant to this Agreement to any of the parties hereto shall be sufficiently served if sent by prepaid first class post, by hand or facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when despatched, (where delivered by hand) on the day of delivery if delivered before 5.00 p.m. on a London Business Day or on the next London Business Day if delivered thereafter or on a day which is not a London Business Day or (in the case of first class post) when it would be received in the ordinary course of the post and shall be sent:

         (a)      in the case of the Eighth Issuer to: Permanent Financing (No.
                  8) PLC, 35 Great St. Helen's, London EC3A 6AP (facsimile number +44 (0)20 7398 6325) for the attention of the Secretary with a copy to HBOS Treasury Services plc, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (0)20 7574 8303) for the attention of the Head of Mortgage Securitisation and Covered Bonds;

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         (b)      in the case of the Post-Enforcement Call Option Holder to:
                  Permanent PECOH Limited, 35 Great St. Helen's, London EC3A 6AP (facsimile number +44 (0)20 7398 6325) for the attention of the Secretary with a copy to HBOS Treasury Services plc, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (0)20 7574 8303) for the attention of the Head of Mortgage Securitisation and Covered Bonds;

         (c) in the case of the Security Trustee to: The Bank of New York, 48th Floor, One Canada Square, London E14 5AL (facsimile number +44 (0)20 7964 6399) for the attention of Global Structured Finance - Corporate Trust; and

         (d) in the case of the Note Trustee to: The Bank of New York, 48th Floor, One Canada Square, London E14 5AL (facsimile number +44
                  (0)20 7964 6399) for the attention of Global Structured Finance - Corporate Trust,

         or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party to the others by written notice in accordance with the provisions of this CLAUSE 5.

6.       EXCLUSION OF THIRD PARTY RIGHTS

         A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

7.       COUNTERPARTS

         This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart. Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute but one and the same instrument.

8.       GOVERNING LAW

         This Agreement shall be governed by, and construed in accordance with, English law.

9.       SUBMISSION TO JURISDICTION

         Each party to this Agreement hereby irrevocably submits to the non-exclusive jurisdiction of the English courts in any action or proceeding arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined by such courts. Each party to this Agreement hereby irrevocably waives, to the fullest extent it may possibly do so, any defence or claim that the English courts are an inconvenient forum for the maintenance or hearing of such action or proceeding.

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the day and year first before written.

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                                   SIGNATORIES

EIGHTH ISSUER

SIGNED by                                 )
for and on behalf of                      )
PERMANENT FINANCING (NO. 8) PLC           ) ....................................


POST-ENFORCEMENT CALL OPTION HOLDER

SIGNED by                                 )
for and on behalf of                      )
PERMANENT PECOH LIMITED                   ) ....................................

SECURITY TRUSTEE

SIGNED by                                 )
for and on behalf of                      )
THE BANK OF NEW YORK                      ) ....................................

NOTE TRUSTEE

SIGNED by                                 )
for and on behalf of                      )
THE BANK OF NEW YORK                      ) ....................................




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